Exhibit 99.2

Investor presentation script

June 26, 2025

Hello, everyone. QXO is the largest publicly traded distributor of roofing, waterproofing, and complementary building products in the United States.

We plan to become the tech-enabled leader in the $800 billion building products distribution industry. Our goal is to achieve $50 billion in annual revenue within the next decade through a combination of accretive acquisitions and organic growth.

In this presentation, we’ll cover seven core themes:

First, we plan to create substantial shareholder value while building a highly profitable $50 billion revenue distribution business.

Second, the building products distribution industry offers an immense total addressable market with strong, durable demand drivers.

Third, our leadership team has an outstanding track record of creating shareholder value at scale.

Fourth, acquiring Beacon provided a strong platform to expand upon.

Fifth, we’re confident in our ability to at least double Beacon’s legacy EBITDA organically.

Sixth, there’s a significant M&A opportunity in the building products distribution space.

Seventh, our management compensation is closely aligned with our goal of creating long-term shareholder value.

Our business strategy centers on consolidating a highly fragmented, $800 billion industry. We will be disciplined in how much we pay for acquisitions.

With each acquisition, we’ll apply our proven approach to drive above-market organic growth and significantly expand margins—generating free cash flow to fund continued M&A.

1

This is the same playbook we used to drive outsized value at United Waste, United Rentals and XPO.

So, our business plan is to do disciplined M&A, significantly improve the profitability of the acquired operations, then rinse, wash, repeat.

We selected the building products distribution industry after a comprehensive blue-sky exercise because the fundamentals that drive success in this sector perfectly match our playbook.

The industry has secular tailwinds. The U.S. housing market is currently undersupplied by approximately 4 million units. At today’s pace, it would take roughly 15 years of homebuilding to close that gap. Meanwhile, the average single-family home is over 40 years old and in need of repair and remodeling.

Infrastructure investment also offers clear visibility, with more than $2 trillion in projected spending across North America over the next two decades.

The building products distribution industry is large and highly fragmented—and scale is a clear competitive advantage. In addition, our tech prowess is a differentiator.

The industry also generates substantial free cash flow, which supports our strategy to de-lever and reinvest for growth.

Our management team brings deep expertise across the skill sets required to execute our plan—disciplined M&A, seamless integration, profit improvement, capital markets experience, culture building, logistics optimization, and deploying cutting-edge technology to enhance both customer satisfaction and financial performance.

We have a track record of successful transformations over the years. We’ve raised approximately $50 billion of debt and equity. We’ve acquired, integrated, and optimized around 500 acquisitions. And, most importantly, if you had invested alongside us in all of our companies, you would have made over 300 times1 your money.

1 Assumes sequential investment aligned with Brad Jacobs’ tenure in his prior public ventures—United Waste, United Rentals, and XPO—with proceeds monetized and rolled into each successive venture. Measured through December 31, 2024.

2

Recall that at XPO, between 2015 and 2018, we doubled the profits of our two largest acquisitions—Norbert Dentressangle and Con-way.

Let’s now talk about why Beacon was a strategic first acquisition—and why we’re confident in our ability to improve its EBITDA with a goal to double its EBITDA organically over the next five years.

Beacon was a leading national platform in exterior building products, connecting suppliers and customers for essential roofing and related materials for nearly 100 years.

The company generated nearly $10 billion in net sales across about 600 branches from coast to coast, supported by 8,000 employees.

It served about 110,000 customers and completed approximately 1.4 million deliveries annually across 135,000 SKUs.

Beacon was an ideal launchpad for our $50 billion revenue ambition.

Roofing is a steady, highly predictable vertical, bolstered by strong long-term trends.

Everyone has a roof—and roofs require upkeep.

Over 80% of roofing demand is repair and remodeling, mostly driven by non-discretionary needs like storm damage and leaks. When your roof goes bad, you fix it.

Beacon was resilient through economic cycles including the 2008 Financial Crisis and the Covid pandemic. It generated organic revenue growth in 17 of the last 21 years, and has generated consistent profitability throughout that timeframe.

Severe weather events, which increase demand for roofing products, have quadrupled in frequency over the last 20 years. In fact, 2023 and 2024 marked the two year period with the most ever billion-dollar natural disasters in America.

Roofing products also face limited tariff risk, as most roofing goods are produced and sold in the U.S.

Our plan is to at least double Beacon’s EBITDA organically—boosting above-market revenue growth and expanding margins by over 500 basis points.

3

Our early integration efforts are delivering impact.

We immediately began the rebranding process on Day One, and customer communications went smoothly.

We redesigned the organizational chart, reducing layers and increasing spans of control, optimizing cost and improving the flow of information.

We implemented transformations in some of the areas of biggest opportunity, including demand forecasting, pricing, sales enablement, and procurement.

We kicked off a significant enhancement of the tech stack, focusing on enterprise systems, ecommerce, and the data analytics that power better decisions.

We’re generating sales from our “win room” for lead generation.

And, we’ve sharply improved our in-stock position through a rapid inventory rebalancing effort that focuses on the 4% of SKUs that generate 80% of revenue.

Our senior team is fully engaged through in-person visits, virtual town halls, and employee and customer surveys. We’ve been asking two questions: What’s working? What can we improve? The insights we’ve received have been invaluable and are already shaping our transformation roadmap.

On June 18, we made an offer to acquire 100% of GMS in an all-cash transaction for $95.20 per share, which values GMS at approximately $5 billion, the high end of our valuation range.

The acquisition of GMS would enhance our scale, accelerating our position as a market-leading distributor.

Its core product offerings are adjacent to our own portfolio.

We could deploy our transformation playbook at GMS, accelerating revenue growth and driving meaningful margin expansion.

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We see opportunities to drive improvements in logistics, pricing, procurement, and sales excellence across these two businesses, and significant opportunity to deploy industry-leading technology, leveraging the innovation already underway at QXO.

However, we can give you no assurances that our offer to GMS will be accepted, or and that we will be able to close a transaction with them. The good news is we have many more acquisition targets in our sights.

At QXO, we’ve built a compensation structure that tightly aligns management’s interests with those of our shareholders.

The senior management team and board own approximately 36% of QXO’s equity.

A meaningful portion of each senior executive’s net worth is tied to QXO’s success. Two-thirds of the CEO’s and CFO's equity compensation is tied directly to total shareholder return.

There’s no payout unless QXO’s performance exceeds the 55th percentile of the S&P 500—underscoring our pay-for-performance philosophy.

And to ensure long-term alignment, all restricted shares—whether RSUs or PSUs—are subject to a sale and transfer restriction through January 1, 2030.

Conclusion

In closing, we hope you share our excitement about QXO’s strategy to build the leading tech-enabled building products distributor globally.

Acquiring Beacon was a strong first move—it’s a solid, growing business that aligns perfectly with our team’s strengths.

We believe we can significantly improve its EBITDA with a goal to at least double its EBITDA within five years.

And we’re confident we can replicate this success across both adjacent and new verticals—delivering significant value to shareholders.

Thank you for your time and support. We appreciate your interest in QXO.

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